UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported, on March 24, 2020, Madison Square Garden Entertainment Corp. (the “Company”), through three of its wholly-owned subsidiaries, MSG National Properties, LLC (the “Seller”), MSG Entertainment Group, LLC (f/k/a MSG Sports & Entertainment, LLC) (“Seller Parent”), and MSG Forum, LLC (“MSG Forum”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with CAPSS LLC (the “Buyer”) and Polpat LLC. Pursuant to the MIPA, (i) the Seller agreed to sell 100% of the membership interests of MSG Forum to the Buyer, (ii) MSG Forum, Seller Parent, the Buyer and certain other parties agreed to mutually release all claims and counterclaims at issue in the previously disclosed lawsuit against the City of Inglewood and other defendants, including the Buyer, related to the planned new Los Angeles Clippers arena project of the Buyer, as well as other related litigations, and (iii) the Buyer agreed to pay the Seller cash consideration, which was deposited in escrow prior to closing, of $400.0 million, subject to certain adjustments. The transaction is estimated to result in an approximately $322 million increase in cash to the Company after transaction costs and income tax. The $322 million includes approximately $64 million of net working capital adjustments, resulting in anticipated net cash proceeds to the Company of approximately $258 million.

On May 1, 2020, the Company completed the transaction.

The above description does not purport to be complete and is qualified in its entirety by reference to the MIPA, which was filed as Exhibit 10.54 to Amendment No. 3 of the Company’s registration statement on Form 10 filed by the Company on April 1, 2020 and is incorporated into this Current Report on Form 8-K as Exhibit 10.4 and into this Item 5.01 by reference. Certain schedules and exhibits to the MIPA were omitted pursuant to Item 601(a)(5) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2019 and the unaudited pro forma condensed combined statements of operations of the Company for the six months ended December 31, 2019 and the year ended June 30, 2019, giving effect to the transactions contemplated by the MIPA, and the notes thereto, are being filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(d) Exhibits

10.1

Membership Interest Purchase Agreement, dated March 24, 2020, by and among CAPSS LLC, Polpat LLC, MSG National Properties, LLC, MSG Entertainment Group, LLC (f/k/a/) MSG Sports & Entertainment, LLC) and MSG Forum, LLC (incorporated herein by reference to Exhibit 10.54 to the Company’s Registration Statement on Form 10-12B/A (file No. 001-39245) filed on March 26, 2020).

99.1

Unaudited pro forma condensed combined balance sheet of Madison Square Garden Entertainment Corp. as of December 31, 2019 and the unaudited pro forma condensed combined statements of operations of Madison Square Garden Entertainment Corp. for the six months ended December 31, 2019 and the year ended June 30, 2019.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

Date: May 4, 2020	By:	/s/ Philip D’Ambrosio
	Name:	Philip D’Ambrosio
	Title:	SVP, Treasurer and Secretary